UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2016 (February 25, 2016)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2016 Executive Compensation.

Overview.

At its meeting on February 25, 2016, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Allegheny Technologies Incorporated (“ATI” or the “Company”) took a number of actions concerning compensation and incentive opportunities for 2016 and performance measurement periods beginning in 2016 for the Company’s CEO and named executive officers (“NEOs”).

The Committee took a “clean sheet” approach to the redesign of the executive compensation program for 2016, as an outgrowth to the Company’s transformation and strategic capital investments over the past several years and as a result of prior say on pay votes. The Committee’s actions were guided by substantial feedback received from stockholders and guidance provided by compensation consultants on best practices. The new executive compensation program is designed to be more aligned with stockholders’ interests, more transparent, easier to understand, retentive, and focused on ATI’s business objectives, such as driving the achievement of financial goals and emphasizing alignment between the interests of ATI’s management and ATI’s stockholders.

The program consists of the Annual Performance Plan (“APP”) and the Long-Term Incentive Plan (“LTIP”), which has two components.

The APP:

•	focuses on financial performance goals;

•	weights financial goals at 90% and strategic/individual goals at 10% for the CEO and other NEOs;

•	imposes a minimum cash flow target as a prerequisite to trigger payment for achievement of strategic/individual goals; and

•	prohibits the use of positive discretion.

Under the LTIP, the Committee:

•	reduced target award levels by 20%-33% for the CEO and other NEOs compared to award levels for prior periods, to align with the market median;

•	awarded 70% of the long term opportunities at target for NEOs in the form of performance share units (“PSUs”) which will vest, if at all, based on the level of achievement of income and return on invested capital metrics over the three year performance measurement period. As a means of enhancing alignment with stockholder interests, the achievement level can be modified up or down based on the Company’s total stockholder return (“TSR”) over the performance measurement period; and

•	awarded 30% of the long term opportunities at target for NEOs in the form of time-based restricted share units (“RSUs”) that vest ratably over three years.

With respect to our CEO’s compensation for 2016:

•	Base Salary: Remained at the 2015 level;

•	Short-Term Cash Incentive: Individual APP target incentive opportunity remained constant at 115%; and

•	Long-Term Equity Incentives: Total individual long-term incentive opportunities were reduced to 320% from 400% in the prior year.

Description of Specific Programs:

A. Base Salaries for 2016

The Committee kept base salaries for the CEO and other NEOs at 2015 levels. Base salaries are used to calculate the incentive award opportunities described below.

B. Annual Performance Plan for 2016

Individual APP opportunities are granted at Threshold, Target and Maximum levels, which are predetermined levels of achievement of certain financial performance goals that are expressed as a percentage of base salary. The respective opportunities granted to the NEOs under the 2016 APP are:

	Threshold (50% of Target)	Target	Maximum (200% of Target)

CEO	57.5%	115%	230%

Other NEOs	35-40%	70-80%	140-160%

The financial performance goals under the 2016 APP are weighted as follows:

For Corporate participants (including the CEO): 60% on ATI EBITDA, 30% on ATI cash flow and 10% on strategic/individual goals.

For Business Segment NEOs: 30% on ATI EBITDA, 30% on business segment operating profit, 30% on business segment operating cash flow and 10% on strategic/individual goals.

C. Long-Term Incentive Plan with Three-Year Performance Measurement Periods Beginning in 2016

The aggregate number of units granted to an individual under the LTIP components is determined by dividing a predetermined percentage of the individual’s base salary by the average of the high and low trading prices of a share of the Company’s common stock on the date of grant.

Individual opportunities under the LTIP are granted at Threshold, Target and Maximum levels, which are expressed as a percentage of base salary. The respective opportunities granted to the CEO and NEOs under the 2016 LTIP have been reduced from 2015. The CEO’s target is below the market median and the other NEOs’ targets align with the market median, as follows:

	2015 Target	2016 Target

CEO	400%	320%

Other NEOs	300%	200%

(1) Performance Share Units

PSUs will vest to the extent that cumulative earnings (defined as income from continuing operations attributable to ATI) and return on invested capital (“ROIC,” defined as net operating profit after taxes divided by average invested capital) meets or exceeds a Threshold, Target or Maximum level of performance set by the Committee at the beginning of the three year performance measurement period. ROIC performance will be averaged over the three year performance measurement period. Whether the income or ROIC performance goals are met, and the extent to which the PSUs vest, will be determined by the Committee at the end of the performance measurement period. When vested, each PSU will convert into a share of the Company’s common stock. No dividends will be accumulated or paid on the PSUs.

2016 Payout Percentages if Performance Goals are Met

For the 2016 PSU component, the Committee reduced the Threshold and Maximum payout percentages from the plan design of 50% Threshold and 200% Maximum, to 25% Threshold and 150% Maximum, as a result of the challenges that the Company is facing relating to industry and pricing uncertainty.

Total Shareholder Return Adjustment

If the Committee determines that earnings and ROIC goals for the 2016-2018 performance measurement period meet or exceed Threshold, the number of shares earned may be increased or decreased by up to an additional 20% based on the Company’s TSR relative to the TSR of a peer group of companies, as follows:

TSR Performance Level	Adjustment as a Percentage of Target

Below 25th Percentile	Minus 20% of Target

25th to 40th Percentile	Minus 10% of Target

40th to 60th Percentile	0% - no adjustment

60th to 75th Percentile	Plus 10% of Target

75th to 100th Percentile	Plus 20% or Target

(2) Restricted Share Units

In order to provide a retention component to the long-term incentive program, granted RSUs will vest ratably over three years so long as the individual remains an employee of the Company. If and when vested, each RSU converts into a share of Company common stock. No dividends will be accumulated or paid on the RSUs.

All LTIP participants will have a PSU component based on income and ROIC metrics.

Stock Ownership Guidelines:

Additionally, the Committee approved new stock ownership requirements based on targeting actual ownership as a multiple of base salary. Effective for 2016, the new stock ownership requirements for the CEO, other NEOs, and other Executive Council members are as follows:

•	Chief Executive Officer: 6 times base salary

•	Executive Vice Presidents: 3 times base salary

•	Senior Vice Presidents: 2 times base salary

Executives are required to retain 100% of the after-tax value of shares issued upon the vesting of PSUs and RSUs until the ownership requirement is satisfied.

This change, from a fixed number of shares as the method of determining ownership percentage to targeting a multiple of base salary, requires a meaningful level of stock ownership for the CEO and all NEOs even during the cyclicality in our markets and declining stock price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Dated: March 2, 2016